INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-69647 of Fidelity Security Life Insurance Company on Form N-4 of our report dated March 31, 1999, appearing in the Statement of Additional Information, which is part of this Registration Statement.



Deloitte & Touche
Kansas City, Missouri
April 14, 1999